                        CERTIFICATE OF DESIGNATION OF THE
                  PREFERENCES, PRIVILEGES, POWERS AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 DECORIZE, INC.

                (Under Section 151 of the General Corporation Law
                            of the State of Delaware)

     DECORIZE,  INC.  (the  "Corporation"),  a  corporation  duly  organized and validly existing under the General Corporation Law of the State of Delaware (the
"DGCL") does by Alex  Budzinsky,  its Executive Vice  President and CFO,  hereby certify that:

          FIRST: By the Certificate of  Incorporation  of the Corporation  filed with the  Secretary of State of the State of Delaware on June 27, 2001 (the
     "Certificate  of  Incorporation"),  the  Corporation is authorized to issue fifty million (50,000,000) shares of common stock, $.001 par value ("Common
     Stock"),  and ten million (10,000,000) shares of preferred stock, $.001 par value ("Preferred Stock").

          SECOND:  Pursuant to the authority vested in the Board of Directors of
     the  Corporation  by  Article  4  of  the  Certificate  of   Incorporation,
     resolutions  were duly adopted by the Board of Directors of the Corporation on February 3, 2004,  to  authorize  the  issuance of a series of Preferred
     Stock  designated  as the Series A Convertible  Preferred  Stock having the powers, designations,  preferences and relative participating,  optional or other rights set forth hereinafter, as follows:

          WHEREAS: The Corporation is authorized by Article 4 of its Certificate of  Incorporation  to issue ten million  (10,000,000)  shares of  Preferred
     Stock; and

          WHEREAS:  Article  4 of the  Certificate  of  Incorporation  expressly grants to the Board of Directors (pursuant to the provisions of Section 151 of the DGCL) the  authority  to fix,  by  resolution  or  resolutions,  the designation  of any series of Preferred  Stock and the powers,  preferences
     and  rights  of  the  shares  of  such  series,  and  the   qualifications,
     limitations or restrictions thereof.

          NOW, THEREFORE, BE IT:

          RESOLVED:  That the Board of Directors deems it advisable to, and does hereby,  fix and designate  500,000  shares of Preferred  Stock as Series A
     Convertible   Preferred   Stock  and  does  hereby  give  such  series  the
     designation,   powers,   preferences,   qualifications,   limitations   and
     restrictions  set forth in the Terms of Series A Preferred  (the  "Series A
     Terms") attached hereto as Exhibit "A" and made a part hereof;

          FURTHER  RESOLVED:  That the  appropriate  officer or  officers of the
     Corporation shall be, and hereby are, authorized, empowered and directed to execute,  on behalf of the  Corporation,  the Series A Terms  setting forth such  designation of such

     series  of  Preferred  Stock  and  such  preferences,  privileges,  powers, qualifications,  limitations and  restrictions  and to cause the same to be filed with the Office of the  Secretary  of State of the State of Delaware;
     and

          FURTHER  RESOLVED:  That the  appropriate  officer or  officers of the
     Corporation shall be, and hereby are, authorized, empowered and directed to take all such  steps and to do and  authorize  to be done all such acts and things as may be necessary, advisable, convenient or proper for the purpose of fully  effectuating  and carrying out such  designation of the series of
     Preferred Stock referred to in the foregoing resolutions.

     IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Designation  to be  executed  in its  corporate  name  by  Alex  Budzinsky,  its
Executive Vice  President and Chief  Financial  Officer,  as of this 13th day of
February, 2004.

                                       DECORIZE, INC.

                                       By:  /s/ Alex Budzinsky
                                          --------------------------------------
                                       Name:  Alex Budzinsky
                                       Its:  Executive Vice President and Chief
                                             Financial Officer

ATTEST:

  /s/ Galyen Ball
--------------------------------
Name: Gaylen Ball
Secretary of Decorize, Inc.

                                       2

                                    EXHIBIT A

                           TERMS OF SERIES A PREFERRED
                                       OF
                                 DECORIZE, INC.

     The  following  is  a  statement  of  the   preferences,   voting   powers,
qualifications  and special or relative  rights and  privileges  of the Series A
Convertible   Preferred  Stock,  $.001  par  value  per  share  (the  "Series  A
Preferred"), of Decorize, Inc. (the "Corporation").

     1.   Designation of Series A Preferred;  Number of Authorized  Shares.  The
series of the  Preferred  Stock  authorized  hereby  designated  as the Series A
Preferred  shall  consist of an  aggregate of Five  Hundred  Thousand  (500,000)
shares.  The  Board  of  Directors  of  the  Corporation  may by  resolution  or resolutions  provide  for the  issuance  of all or a portion  of the  authorized
Series A Preferred  at any time or from time to time (the date of such  issuance or issuances being, in each case, an "Issue Date").

     2.   Rank.  All shares of Series A Preferred  shall rank prior,  both as to payment  of  dividends  and as to  distributions  of  assets  upon  liquidation, dissolution or winding up of the Corporation,  whether  voluntary or involuntary
("Liquidation"),  to all of the now or hereafter  issued common stock, par value
$.001 per share,  of the  Corporation  (the "Common  Stock"),  and to all of the
Corporation's issued capital stock which by its terms ranks junior to the Series
A Preferred,  both as to the payment of  dividends  and as to  distributions  of assets upon Liquidation, when and if issued (the Common Stock and any such other capital stock being herein referred to collectively as "Junior Stock").

     3.   Dividends.

          (a) Payment Dates. The holders of Series A Preferred shall be entitled to  receive,  out of  any  assets  legally  available  therefor,  quarterly dividends on their shares of Series A Preferred,  which shall be cumulative and shall  accrue  daily,  beginning  on the Issue  Date of the  applicable shares, at an annual rate of eight percent (8%), and which shall be payable in cash at the  declaration  of the Board of Directors out of funds legally available  therefor  on January  1, April 1, July 1, and  October 1 of each year,  subject to  subparagraph  (b) below  (each of such  dates  being the
     "Dividend  Payment  Date")  (except  that if any such  date is a  Saturday,
     Sunday or legal  holiday,  then such dividend  shall be payable on the next day that is not a Saturday,  Sunday or legal holiday), to holders of record at the close of business on the date  specified  by the Board of  Directors
     (or, to the extent permitted by applicable law, a duly authorized committee thereof) at the time such dividend is declared,  in preference to dividends on  the  Junior  Stock,  commencing  on  the  Dividend  Payment  Date  next succeeding  the  initial  issuance  date of the  Series  A  Preferred  (the
     "Initial Issue Date").  If a record date is not otherwise  specified by the
     Board of Directors with respect to a particular Dividend Payment Date, then the  applicable  record date shall be the twentieth  business day preceding such Dividend Payment Date. Any such dividend record date shall be not less than ten (10) days and not more than  sixty (60) days  before the  relevant
     Dividend  Payment  Date.  Notwithstanding  the  foregoing,  if the Board of
     Directors  determines in its discretion that it is in the best

                                      A-1

     interests of the Corporation  that any such quarterly  dividend payment not be made,  then such  dividend  shall  accrue and  cumulate  as  provided in
     Section 3(b) below.

          (b)  Dividend  Payments.  Holders  of Series A  Preferred  will not be entitled to any dividends,  whether payable in cash or other  property,  in excess of the full  cumulative  dividends  provided  for herein.  Dividends accrued  on the shares of Series A  Preferred  shall  bear  interest  at an annual rate of eight percent (8%), compounded annually on January 1 of each year, and due and payable in cash upon the earlier of (i) Liquidation, (ii)
     the  conversion  of such  shares as  described  under  Section 5, (iii) the redemption  of such  shares  as  described  under  Section  7, or (iv)  the determination  of the Board of  Directors  to pay all or any portion of the accrued and unpaid  dividends  out of funds at the time  legally  available therefor.  Dividends payable on the Series A Preferred for the first annual dividend  period  following the Initial  Issue Date (or any other  dividend payable for a period less than a full annual  period)  shall be computed on the basis of a 360-day year.  All dividends  paid with respect to shares of
     Series A Preferred pursuant to this Section 3 shall be paid pro rata to the holders  entitled  thereto,  subject to any  differences  for any different dates of original issuance.

          (c) Accrual of Dividends.  In the case of shares of Series A Preferred issued on any Issue Date,  dividends  shall accrue and be  cumulative  from such date,  whether or not they have been declared and whether or not there are profits,  surplus or other funds of the Corporation  legally  available for the payment of dividends.

          (d) Fractional  Shares.  Each  fractional  share of Series A Preferred outstanding  shall be  entitled  to a ratably  proportionate  amount of all dividends  accruing  with  respect  to each  outstanding  share of Series A
     Preferred  pursuant to this Section 3, and all such  dividends with respect to such outstanding  fractional shares shall be cumulative and shall accrue
     (whether or not  declared),  and shall be payable in the same manner and at such times as provided  for in this  Section 3 with respect to dividends on each  outstanding  share of Series A Preferred.  Each  fractional  share of
     Series  A  Preferred  outstanding  shall  also  be  entitled  to a  ratably proportionate  amount of any other  distributions made with respect to each outstanding share of Series A Preferred,  and all such distributions  shall be payable in the same manner and at the same time as distributions on each outstanding share of Series A Preferred.

          (e) Preference as to Junior Stock. No dividend or other distributions, other than  dividends  payable  solely in shares of Junior Stock,  shall be declared,  paid or set apart for  payment on shares of Junior  Stock or any other capital stock of the  Corporation  which by its terms ranks junior as to dividends to the Series A Preferred (the Junior Stock and any such other class or series of the Corporation's capital stock being herein referred to as  "Junior  Dividend  Stock"),  unless  and until all  accrued  and unpaid dividends  on the  Series  A  Preferred  for  all  Dividend  Payment  Dates
     occurring  on or  before  the  payment  date of  such  dividends  or  other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment.  No payment on account of the purchase,  redemption, retirement or other  acquisition of shares of Junior  Dividend Stock or any class or series of the Corporation's capital stock which by its terms ranks junior  to the  Series A  Preferred  as to  distributions  of  assets  upon
     liquidation,   dissolution  or  winding  up  of  the  Corporation,  whether voluntary or  involuntary  (the Junior Stock and any class or

                                      A-2

     series of the Corporation's capital stock which by its terms rank junior to the Series A Preferred as to such distributions being herein referred to as
     "Junior  Liquidation  Stock"),  shall be made unless and until  accrued and unpaid  dividends on the Series A Preferred for all Dividend  Payment Dates
     occurring  on or before  such  payment for such  Junior  Dividend  Stock or
     Junior Liquidation Stock shall have been paid or declared and set apart for payment.

          (f) Parity Stock.  No full  dividends  shall be declared,  paid or set apart for  payment  on  shares of any class or series of the  Corporation's capital stock whether  existing or hereafter  issued and which by its terms ranks,  as to dividends,  on a parity with the Series A Preferred (any such class or series of the Corporation's capital stock being herein referred to as "Parity Dividend Stock") for any period unless full cumulative dividends have been,  or  contemporaneously  are,  paid or declared and set apart for payment on the Series A Preferred for all Dividend  Payment Dates occurring on or before the payment date of such dividends on Parity  Dividend  Stock.
     No  dividends  shall be paid on Parity  Dividend  Stock  except on dates on which  dividends are paid on the Series A Preferred.  All dividends paid or declared and set apart for payment on the Series A Preferred and any Parity
     Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividend  paid or declared  and set apart for payment per share on the Series A Preferred  and the Parity  Dividend  Stock on any
     date shall in all cases bear to each other the same ratio that  accrued and unpaid  dividends to the date of payment on the Series A Preferred  and the
     Parity Dividend Stock bear to each other.

     4.   Liquidation Preference.

          (a) Preference. In the event of a Liquidation, the holders of Series A
     Preferred,  by  reason  of  their  ownership  of such  shares  of  Series A
     Preferred,  shall be entitled to receive,  prior and in  preference  to any distribution  of any of the assets of the Corporation to the holders of the
     Junior Securities, an amount per share of cash or property equal to the sum of (i) $1.00 (as  adjusted to take into  account any stock  split,  reverse stock split,  reclassification  or other  combination or subdivision of the
     Series A  Preferred)  and (ii) an amount  equal to any  declared but unpaid dividends  per share of Series A  Preferred.  If upon the  occurrence  of a
     Liquidation, the assets and funds thus distributed among the holders of the
     Series A  Preferred  shall be  insufficient  to permit the  payment to such holders of the full aforesaid  preferential amounts, then the entire assets and funds of the Corporation  legally  available for distribution  shall be distributed  ratably  among  the  holders  of the  Series  A  Preferred  in proportion  to the amount  payable to each such holder  under this  Section
     4(a).

          (b)  Distribution  of Remaining  Assets.  Upon the  completion  of the distribution required by Section 4(a), if assets remain in the Corporation, the holders of the Series A Preferred  shall be entitled to  participate in the  distribution  of the  remaining  assets  of the  Corporation  with the holders of Common  Stock and other  Junior  Securities  entitled  to such a distribution on a pro rata basis as if each share of Series A Preferred had been converted into Common Stock.  The voluntary sale,  lease,  exchange or transfer  of all or  substantially  all of the  Corporation's  property  or assets for value in an arms' length transaction to, or its

                                      A-3

     consolidation or merger with, one or more corporations  shall not be deemed to be a Liquidation.

          (c)  Distribution of Property.  If any of the  Corporation's  property distributed to  stockholders  in connection with a Liquidation is in a form other than cash,  then the value of such property will be their fair market value as determined in good faith by the Board of Directors.

     5.   Conversion.   The  holders  of  the  Series  A  Preferred  shall  have
conversion rights as follows:

          (a)  Right to  Convert.  Each  share of  Series A  Preferred  shall be convertible  at the option of the holder of such  share,  at any time after
     the  Issue  Date  of  such  share  and   without   payment  of   additional
     consideration   by  the  holder,   into  that  number  of  fully-paid   and
     non-assessable  shares of Common Stock  determined by dividing the Original
     Issue  Price by the  Conversion  Price (the  "Conversion  Rate").  Upon any
     increase or decrease in the Original  Issue Price or Conversion  Price,  as
     described  in this Section 5, the  Conversion  Rate for such series will be appropriately adjusted.  "Original Issue Price" shall mean $1.00 per share, subject to adjustment  from time to time in  accordance  with Section 5(d), and  "Conversion  Price" shall mean $1.00 per share,  subject to adjustment from time to time in accordance with Section 5(d). Any conversion of Series
     A Preferred  into Common Stock will not  prejudice  the  holder's  right to receive dividends on the converted Series A Preferred that have accumulated through the date of conversion but remain unpaid, whether or not declared.

          (b) Automatic Conversion. All outstanding shares of Series A Preferred shall  automatically be converted into the number of shares of Common Stock into which such shares of Series A Preferred are then convertible  pursuant to  Section  5(a),  immediately  at the close of  trading  on any date (the
     "Automatic Conversion Event") on which:

               (i)  the  closing  price of the  Common  Stock as  listed  on the
          American Stock Exchange (or any other national  securities exchange or nationally  recognized  quotation  system on which the Common Stock is then listed) has been at or above $2.50 per share for at least the ten
          (10) trading days immediately preceding such date of conversion, and

               (ii) the  Common  Stock has had an average  trading  volume of at least 40,000  shares per day for at least the twenty (20) trading days immediately preceding such date of conversion.

          (c) Mechanics of Conversion.

               (i)  Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder:

                    (A)  shall   surrender  the   certificate  or   certificates
               representing such shares to be converted,  duly endorsed in blank or  accompanied  by proper  instruments  of transfer  (or, in the event a  certificate  has been  lost,  stolen  or  destroyed,  an affidavit as to that fact), at the principal  corporate

                                      A-4

               office of the Corporation or of any transfer agent for the Series
               A Preferred, and

                    (B) shall give  written  notice to the  Corporation  at such office,  of the  election  to  convert  the same and shall  state
               therein   the  name  or  names  in  which  the   certificate   or
               certificates for shares of Common Stock are to be issued.

               The Corporation  shall, as soon as practicable  thereafter but in no event more than ten (10)  business  days  after its  receipt of the surrendered  certificate and this conversion notice, issue and deliver to such holder of Series A Preferred  or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of
          Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately  prior to the close of  business  on the date of such  surrender  of the  shares  of
          Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock  issuable  upon such  conversion shall be treated for all  purposes as the record  holder or holders of such shares of Common Stock as of such date.

               (ii)  Notwithstanding  the provisions of Section 5(c)(i),  on the date of occurrence of the Mandatory  Conversion Event, the outstanding shares of Series A Preferred will be converted  automatically  without any  further  action by the  holders of such shares and whether or not the  certificates  representing  such  shares are  surrendered  to the
          Corporation or its transfer agent; provided, that the Corporation will not be obligated to issue certificates evidencing the shares of Common
          Stock  issuable  upon  such  Automatic   Conversion  Event  until  the
          certificate  or  certificates  representing  the  shares  of  Series A
          Preferred, duly endorsed in blank or accompanied by proper instruments of transfer (or, in the event a certificate  has been lost,  stolen or destroyed,  an  affidavit  as to  that  fact)  are  delivered  to  the
          Corporation or its transfer agent as provided in Section  5(c)(i).  On the date of the  occurrence of the Mandatory  Conversion  Event,  each record holder of shares of Series A Preferred will be deemed to be the record  holder of the  Common  Stock  issuable  upon such  conversion, notwithstanding  that the  certificates  representing  such  shares of
          Series A Preferred  will not have been  surrendered,  that notice from the  Corporation  will not have been  received by any record holder of shares of Series A Preferred, or that the certificates evidencing such shares of Common  Stock will not then be  actually  delivered  to such holder.

     (d)  Adjustment of Conversion Rate.

               (i) Adjustments for Common Stock Subdivisions or Combinations. In
          case outstanding  shares of Common Stock shall be subdivided (by stock split, payment of a stock dividend or otherwise) into a greater number of  shares  of  Common  Stock,  then the  Conversion  Price in  effect immediately  before such subdivision  shall,  simultaneously  with the effectiveness of each such subdivision,  be proportionately decreased.
          In case  outstanding  shares of Common  Stock  shall be  combined  (by reverse stock split,  reclassification  or  otherwise)  into a smaller number of shares of Common Stock,  then the Conversion Price in effect

                                      A-5

          immediately before each such combination will, simultaneously with the effectiveness of such combination,  be proportionately increased.

               (ii)   Adjustments   for  Series  A  Preferred   Subdivisions  or
          Combinations.  In case outstanding  shares of Series A Preferred shall be  subdivided  (by  stock  split,  payment  of a  stock  dividend  or otherwise) into a greater number of shares of Series A Preferred,  the
          Original  Issue  Price  in  effect  immediately  prior  to  each  such subdivision  shall,  simultaneously  with  the  effectiveness  of such subdivision,  be proportionately decreased. In case outstanding shares of Series A Preferred  shall be  combined  (by  reverse  stock  split, reclassification  or  otherwise)  into a  smaller  number of shares of
          Series  A  Preferred,   then  the  Original   Issue  Price  in  effect
          immediately prior to each such combination shall,  simultaneously with the effectiveness of such combination, be proportionately increased.

               (iii)   Adjustments   for   Reclassification,    Exchange,    and
          Substitution.  If the Common Stock  issuable  upon  conversion  of the
          Series A Preferred will be changed into the same or a different number of shares of any other  class or classes of stock,  whether by capital
          reorganization,   reclassification   or   otherwise   (other   than  a
          subdivision or combination of shares provided for above), then, in any such event,  instead of the number of shares of Common  Stock that the holders would otherwise have been entitled to receive,  each holder of
          Series A  Preferred  will have the right  thereafter  to convert  such shares of  Series A  Preferred  into a number of shares of such  other class or  classes  of stock  that a holder of the  number of shares of
          Common Stock  deliverable  upon  conversion  of the Series A Preferred immediately  before that change would have been entitled to receive in such  reorganization  or  reclassification,  all  subject  to  further adjustment as provided in this Section 5(d) with respect to such other shares.

               (iv)  No  Impairment.  The  Corporation  will  not,  through  any
          reorganization,   asset  transfer,  merger,  dissolution,   securities
          issuance,  securities  sale, or any other voluntary  action,  avoid or seek to avoid the  observance or performance of any of the terms to be observed or performed  hereunder by the  Corporation,  but instead the
          Corporation will at all times in good faith assist in carrying out all provisions  of this  Section 5 and in taking all such action as may be necessary  or  appropriate  to protect  the  conversion  rights of the holders of Series A Preferred against  impairment.

               (v)  Certificate as to  Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion  Price in accordance with this Section 5, the  Corporation,  at its own expense,  will  promptly compute such  adjustment or  readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a  certificate setting forth such  adjustment or  readjustment  and showing in detail the facts upon which such  adjustment or  readjustment  is based.  The
          Corporation  will,  upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder
          a  like   certificate   setting   forth  (A)  such   adjustments   and
          readjustments, (B) the Conversion Price at the time in effect, and (C)
          the number of shares of

                                      A-6

          Common Stock and the amount,  if any, of other  property  which at the time would be received upon the conversion of Series A Preferred.

          (e) No Fractional  Shares.  No fractional  shares shall be issued upon the  conversion  of any share or shares of the Series A Preferred,  and the number  of shares of Common  Stock to be  issued  shall be  rounded  to the nearest whole share (with  one-half being rounded  upward).  Whether or not fractional  shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred the holder is at the time converting into Common Stock and the number of shares of Common
     Stock issuable upon such aggregate conversion.

          (f)  Notices  of  Record  Date.  In the  event  of any  taking  by the
     Corporation  of a record of the holders of any class of securities  for the purpose of determining  the holders of such  securities who are entitled to receive any dividend or other  distribution,  any right to  subscribe  for, purchase or otherwise acquire any shares of stock of any class or any other securities  or  property,  or to receive any other right,  the  Corporation shall  mail to each  holder of Series A  Preferred,  at least  twenty  (20)
     calendar days prior to the record date specified,  a notice  specifying the date on  which  any such  record  is to be taken  for the  purpose  of such dividend,  distribution  or right,  and the  amount and  character  of such dividend, distribution or right.

          (g)  Reservation of Stock Issuable Upon  Conversion.  The  Corporation
     shall at all times  reserve and keep  available out of its  authorized  but unissued  shares of Common  Stock,  solely for the purpose of effecting the conversion  of the shares of the  Series A  Preferred,  such  number of its shares of Common Stock as shall from time to time be  sufficient  to effect the conversion of all outstanding shares of the Series A Preferred;  and if at any time the number of  authorized  but unissued  shares of Common Stock shall not be  sufficient to effect the  conversion of all then  outstanding shares of the Series A  Preferred,  in addition  to such other  remedies as shall  be  available  to  the  holder  of  such  Series  A  Preferred,  the
     Corporation  will take such corporate  action as may, in the opinion of its counsel,  be necessary to increase its,  authorized but unissued  shares of
     Common  Stock to such  number  of shares  as shall be  sufficient  for such purposes, including, without limitation, engaging in best efforts to obtain the  requisite  stockholder  approval  of any  necessary  amendment  to the
     Corporation's Certificate of Incorporation.

     6.   Voting and Director Rights.

          (a) General Voting  Rights.  Except as set forth in this Section 6 and
     Section 7(a) below,  the holders of Series A Preferred shall have no voting rights.  Upon any  conversion of the Series A Preferred  into Common Stock, the holder  thereof shall have all voting rights  applicable to such shares of Common Stock.

          (b) Election of Directors.

               (i) If there are shares of Series A Preferred  outstanding,  then the maximum number of members of the Board of Directors  shall be nine
          (9).

                                      A-7

               (ii) The holders of Series A Preferred,  voting  separately  as a single class,  shall have the right to elect two (2)  individuals  for election to the Board of Directors (the "Series A  Directors").  After
          his initial election, each Series A Director shall serve as a director until the next annual  meeting of  stockholders  and  thereafter for a term of one year until the next annual meeting of stockholders,  until
          his  successor  is  elected  and  qualified,   or  until  the  earlier
          resignation or removal of such director.

               (iii) A Series A Director  may be removed  during his or her term of  office,  either  for or  without  cause,  only by the  vote of the holders of a majority of the issued and outstanding shares of Series A
          Preferred,  voting separately as a class; provided,  that if there are no  shares  of  Series A  Preferred  outstanding,  then  any  Series A
          Director may be removed upon the affirmative vote of a majority of the members of the Board of Directors.

               (iv) At any annual or special  meeting of  stockholders  held, or action  taken  by  written  consent,  the  holders  of  the  Series  A
          Preferred,  voting  separately as a class, may fill any vacancy in the office of a Series A Director  or may elect a  successor  to replace a
          Series A Director.

          (c)  Fundamental  Transactions.  The Company shall not, for so long as shares of Series A Preferred  remain  outstanding,  without first obtaining the approval (by written consent or vote, as provided by law) of at least a
     majority-in-interest   of  the  holders  of  Series  A  Preferred,   voting
     separately as a single class, consummate any merger or consolidation of the
     Company with  another  party  (other than a wholly  owned  subsidiary  in a merger in which the  Company  is the  surviving  corporation),  the sale of substantially all of the Company's assets,  the liquidation of the Company, any amendment of the Company's  certificate of incorporation,  or any other fundamental  transaction  for which,  in any of the  foregoing  cases,  the affirmative  vote  of the  Company's  stockholders,  voting  by  class,  is required under Delaware law or any applicable  rules and regulations of the
     Securities  and  Exchange  Commission  or any  exchange on which the Common
     Stock is listed for trading;  provided,  that the foregoing  approval shall not be required if in  connection  with such  transaction  all  outstanding shares of Series A  Preferred  are to be redeemed  by the  Company,  in the manner  contemplated  by Section 7 below,  as of the date of the closing of such transaction.

          (d) Issuance of Preferred Stock. The Company shall not, for so long as shares of  Series A  Preferred  remain  outstanding,  issue any  additional shares of its  Preferred  Stock,  unless it obtains the prior  approval (by written  consent or vote,  as  provided by law) of such  issuance  from the holders  of  Series A  Preferred,  voting  separately  as a  single  class;
     provided:

               (i) that the  foregoing  approval  shall  not be  required  if in connection with such  transaction  all outstanding  shares of Series A
          Preferred   are  to  be  redeemed  by  the  Company,   in  the  manner
          contemplated by Section 7 below, as of the date of the closing of such transaction; and

                                      A-8

               (ii) that the  Company  shall  have no  obligation  to obtain the approval of the Series A Preferred  with respect to a  transaction  in which the Company  issues Junior Stock that has voting rights that are subordinate  to the Series A  Preferred,  and that is not  convertible into shares of Common Stock or, if it is  convertible,  is convertible at an initial  exercise  price of no less than $1.40 (with this amount to be adjusted as the Conversion Price is adjusted in Section 5(d)).

          (e) Issuances of Common  Stock.  The Company shall not, for so long as shares of  Series A  Preferred  remain  outstanding,  issue any  additional shares of Common Stock or any Common Stock  Equivalents,  unless it obtains the prior approval (by written consent or vote, as provided by law) of such issuance from a majority-in-interest  of the holders of Series A Preferred, voting separately as a single class; provided:

               (i) that the  foregoing  approval  shall not be  required  (A) in connection  with any  Excluded  Securities  (as  defined in Section 10 below), nor (B) if in connection with such transaction all outstanding shares of Series A Preferred are to be redeemed by the Company, in the manner  contemplated by Section 7 below, as of the date of the closing of such transaction; and

               (ii) that the  Company  shall  have no  obligation  to obtain the approval of the Series A Preferred  with respect to a  transaction  in which the Company issues  presently  authorized but unissued shares of its Common Stock for  consideration  equal to or  exceeding  $1.40 per share  (with this amount to be  adjusted  as the  Conversion  Price is adjusted in Section 5(d)).

          (f) Issuance of Convertible Debt  Instruments.  The Company shall not, for so long as shares of Series A Preferred remain  outstanding,  issue any instruments evidencing its indebtedness to any party, which instruments are convertible  into shares of Common  Stock or any  option,  warrant or other security  exercisable  for, or debenture,  note,  Preferred  Stock or other
     security   convertible   into,   shares  of  Common  Stock  ("Common  Stock
     Equivalents"),  at an  initial  exercise  price per  share of Common  Stock
     (giving effect to any  consideration to be paid upon exercise or conversion of such Common Stock  Equivalents)  less than $1.40 (with this amount to be adjusted as the Conversion  Price is adjusted in Section  5(d)),  unless it obtains the prior approval (by written consent or vote, as provided by law)
     of such issuance from the holders of Series A Preferred,  voting separately as a single  class;  provided,  that the  foregoing  approval  shall not be required if in connection with such  transaction all outstanding  shares of
     Series  A  Preferred  are to be  redeemed  by the  Company,  in the  manner contemplated  by  Section 7 below,  as of the date of the  closing  of such transaction.

          (g)  Amendments of Employee  Option Plan.  Neither the Company nor any
     committee of the Board of Directors  shall, for so long as shares of Series
     A Preferred  remain  outstanding,  grant options  under any employee  stock option plan adopted by the Company (as it may be amended from time to time)
     for the  purchase,  in the  aggregate,  of more than 250,000  shares of its
     Common Stock, unless:

                                      A-9

               (i) the initial exercise price of the options exceeds $1.40 (with this  amount to be  adjusted  as the  Conversion  Price is adjusted in
          Section 5(d)); or

               (ii) it obtains the prior  approval (by written  consent or vote, as  provided  by law) of such  issuance  from the  holders of Series A
          Preferred,  voting  separately as a single class;  provided,  that the foregoing  approval  shall not be required if in connection  with such transaction  all  outstanding  shares of Series A Preferred  are to be redeemed  by the  Company,  in the  manner  contemplated  by Section 7 below, as of the date of the closing of such transaction.

     7.   Redemption.

          (a)  Mandatory  Redemption.  Except  as and to  the  extent  expressly prohibited by applicable law, upon the affirmative vote of the holders of a majority of the Series A Preferred  issued and  outstanding,  to the extent the Corporation  shall have funds legally  available for such payment,  the
     Corporation  shall redeem all  outstanding  shares of Series A Preferred in three equal  installments on the third,  fourth and fifth  anniversaries of the Issue Date of the  Series A  Preferred  (each,  a  "Redemption  Date");
     provided, that the holders of Series A Preferred shall give the Corporation written notice of their election to effect the mandatory redemption no less than fifteen (15) days before the  applicable  anniversary  date. If and to the extent the  Corporation  may not at any such  Redemption  Date  legally redeem  all  outstanding  shares  of the  Series  A  Preferred  then  to be redeemed,  then such shares as may be  redeemed  shall be redeemed on a pro rata basis  according to each holder's  relative  ownership of the Series A
     Preferred,  and the  redemption of any remaining  shares will take place as soon as  permitted  by  applicable  law.  The Series A  Preferred  shall be redeemed  for an  amount  in cash  equal to $1.00  per  share,  subject  to appropriate  adjustment  in the event of any stock  dividend,  stock split, combination  or  other  similar  recapitalization  affecting  the  Series A
     Preferred, plus an amount in cash equal to all accrued and unpaid dividends on such share of Series A Preferred,  whether or not declared,  through the date of payment,  such sum being hereinafter referred to as the "Redemption
     Price".

          (b)  Optional  Redemption.  To the extent the  Corporation  shall have funds legally  available for such payment,  the  Corporation  at its option may,  at any time and upon no less  than  thirty  (30)  days  notice to the holders  of the  Series  A  Preferred,  redeem  all or any  portion  of the outstanding  shares  of  Series  A  Preferred,  at an  amount  equal to the
     Redemption  Price for such  shares of  Series A  Preferred,  plus a premium equal to :

               (i) ten percent  (10%) of the  Redemption  Price for any optional redemption  occurring  in the  period  from the Issue  Date  until the second anniversary of the Issue Date, and

               (ii) a premium equal to five percent (5%) of the Redemption Price for any optional  redemption  occurring in the period beginning on the day after the second  anniversary of the Issue Date, and ending on the third anniversary of the Issue Date.

                                      A-10

          (c)  Procedures.  Not more than  ninety (90) nor less than thirty (30)
     days prior to the Redemption  Date (in the case of a mandatory  redemption)
     or the date fixed for  redemption by the Board of Directors (in the case of an  optional  redemption),  notice  thereof by first  class  mail,  postage prepaid,  shall be given to the holders of record of the shares of Series A
     Preferred to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption  shall specify the shares being redeemed,  the date fixed for redemption,  the  Redemption  Price,  the place or places of payment,  that payment  will be made upon  presentation  and  surrender  of the  shares of
     Series A  Preferred,  and that on and after the date  fixed for  redemption dividends  will cease to accrue on such  shares  (except to the extent that the redemption does not occur with respect to any of such shares).  Failure to give such  notice by mail or any defect in such notice to the holders of any shares  designated for redemption  shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred.

          On or after the date fixed for  redemption  as stated in such  notice, each  holder of the  shares  called  for  redemption  shall  surrender  the certificate  evidencing  such  shares  to  the  Corporation  at  the  place designated  in such  notice  and shall  thereupon  be  entitled  to receive payment of the Redemption  Price. If less than all the shares  evidenced by any such surrendered  certificate are redeemed,  a new certificate shall be issued evidencing the unredeemed shares.

          Notice  having  been  given as  aforesaid,  if, on the date  fixed for redemption,  funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions  and authority to pay the  Redemption  Price to the holders of the  Series  A  Preferred,  then,  notwithstanding  that  the  certificates evidencing  any  shares  so  called  for  redemption  shall  not have  been surrendered,  dividends with respect to the shares so called shall cease to accrue on and after the date fixed for  redemption,  such  shares  shall no longer  be  deemed  outstanding,  the  holders  thereof  shall  cease to be stockholders  of the  Corporation  on the basis of the shares so called for redemption,  and all rights whatsoever with respect to the shares so called for  redemption  (except the right of the holders to receive the Redemption
     Price without interest upon surrender of their certificates therefor) shall terminate.

          If funds  legally  available for such purpose are not  sufficient  for redemption  of the shares of Series A Preferred  which were to be redeemed, then the  certificates  evidencing  such  shares  shall be deemed not to be surrendered,  such shares shall remain outstanding and the right of holders of shares of Series A Preferred  thereafter shall continue to be only those of a holder of shares of the Series A Preferred  (to the extent the holders do not hold other capital stock of the Company).

          (d) No Sinking  Fund.  The shares of Series A  Preferred  shall not be subject to the operation of any retirement or sinking fund.

     8.   Severability of Provisions.  Whenever possible,  each provision hereof shall be interpreted  in a manner as to be effective and valid under  applicable law, but if any  provision  hereof is held to be  prohibited by or invalid under applicable law, such provision  shall be ineffective  only to the extent of such prohibition or invalidity, without invalidating or otherwise

                                      A-11

adversely  affecting the remaining  provisions  hereof.  If a court of competent jurisdiction  should  determine  that a  provision  hereof  would  be  valid  or enforceable  if a period of time were  extended  or  shortened  or a  particular percentage were increased or decreased,  then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     9.   No  Reissuance  of Series A Preferred.  No share or shares of Series A
Preferred acquired by the Company by reason of redemption,  purchase, conversion or otherwise shall be reissued,  and all such shares shall be canceled,  retired and  eliminated  from the shares which the Company shall be authorized to issue.
This  Certificate of Designation  shall be  appropriately  amended to effect the corresponding reduction in the Company's authorized capital stock.

     10.  Preemptive  Rights.  The  holders  of  outstanding  shares of Series A
Preferred shall have the following preemptive rights:

          (a) The  Company  shall not offer,  issue or sell any shares of Common
     Stock,  shares  of any  class of  Series  A  Preferred,  or any  securities convertible  into or exercisable for shares of Common Stock or any class of
     Preferred  Stock  ("Offered  Securities"),  or enter into any agreements or commitments pursuant to which the Company may become obligated to issue any
     Offered Securities,  except for the issuance of Excluded Securities, unless the  Company  shall  first  offer to each  holder  of  Series  A  Preferred
     (collectively, the "Offered Stockholders") the opportunity to purchase such person's  Pro Rata Share of the Offered  Securities.  For  purposes of this
     Section 10,  "Pro Rata Share"  shall  mean,  as to any  stockholder  of the
     Company, the ratio between the number of shares of outstanding Common Stock owned by such stockholder and the aggregate number of shares of outstanding
     Common Stock owned by all stockholders, all of which shall be computed on a fully diluted basis;  accordingly,  any Common Stock  Equivalents  that are held  by a  stockholder  of the  Company  shall  be  deemed  to  have  been exercised,  converted and/or exchanged into the underlying shares of Common
     Stock as of the time when any calculation of Pro Rata Share is to be made.

          (b) Company Offering Notice.  If the Company proposes to offer,  issue or sell any Offered  Securities  it shall notify,  in writing,  the Offered
     Stockholders (the "Company Offering Notice") and shall specify all material terms  of  the  proposed  issuance  and  sale  of  the  Offered  Securities including,  without  limitation,  the kind,  offering  price and  number of
     Offered  Securities  proposed  to be issued  and sold by the  Company.  The
     Company  Offering Notice shall constitute an offer (the "Company Offer") to sell to each  Offered  Stockholder  such  person's  Pro  Rata  Share of the
     Securities  described  therein,  upon the  terms and  conditions  described below.  If any  Offered  Stockholders'  Pro Rata  Share of  Securities,  as
     calculated  by the  Company,  results  in a  fractional  interest  or share number,  as  applicable,  then  the  Company  shall  round  the  number  of
     Securities  to be offered to such Offered  Stockholder  to the next highest whole  number,  which  number  shall be set forth in the  Company  Offering
     Notice.

          An Offered  Stockholder  shall have ten (10) days after its receipt of the Company  Offering  Notice to accept,  in whole or in part,  the Company
     Offer set forth therein.  An Offered  Stockholder  shall accept the Company
     Offer by delivering  to the Company

                                      A-12

     before the end of such 10-day period a written notice of acceptance setting forth such portion of the  Securities  offered as such Offered  Stockholder elects to purchase (the "Notice of  Acceptance").  The Notice of Acceptance
     shall be irrevocable.

          (c) Right of Company to Sell. If Notices of  Acceptance  are not given by Offered Stockholders in respect of all the Offered Securities,  then the
     Company  shall  have  ninety  (90) days from the  expiration  of the 10-day period  required by Section 10(b) to sell any part of such Securities as to which  Notices of  Acceptance  have not been  given to any other  person or persons,  but only for cash and  otherwise in all  respects  upon terms and conditions,  including,  without limitation, unit price and interest rates, which are no more  favorable,  in the  aggregate,  to such other  person or persons  or less  favorable  to the  Company  than  those  set forth in the
     Company Offer.

          (d) Application to Unsold Securities.  Whenever any Offered Securities
     shall be offered but not purchased by the Offered Stockholders and not sold in accordance with this Section 10, then such securities may not be sold or otherwise  disposed of until they are again  offered  under the  procedures specified in this Section 10.

          (e)  Excluded  Securities.  The  rights  of any  holder  of  Series  A
     Preferred under this Section 10 shall not apply to the following securities
     (the "Excluded Securities"):

               (i)  Common  Stock  issued  as  a  stock  dividend  or  upon  any subdivision or combination of shares of Common Stock;

               (ii) Securities  issued in exchange for the securities of another corporation or in connection with the bona fide acquisition of another corporation by the Company by merger or purchase of substantially  all of the assets,  which is approved by the holders of Series A Preferred as required by Section 6;

               (iii)  Shares  issuable  under stock  options or any other Common
          Stock Equivalents that are currently outstanding; and

               (iv) Any  options  or shares of Common  Stock that may be granted under any employee stock option plan adopted by the Company (as it may be amended from time to time),  subject to the requirements of Section
          6(g).

     11.  Miscellaneous.

          (a)  Transfer  Taxes.  The  Corporation  shall  pay any and all  stock transfer and documentary  stamp taxes that may be payable in respect of any issuance or delivery  of shares of Series A Preferred  or other  securities issued on account of Series A Preferred  pursuant hereto or certificates or instruments  evidencing such shares or securities.  The  Corporation  shall not,  however,  be  required  to pay any such tax which may be  payable  in respect of any  transfer  involved in the issuance or delivery of shares of
     Series A Preferred or other  securities  in a name other than that in which the shares of Series A Preferred with respect to which such shares or other securities  are issued or delivered were  registered,  or in respect of any payment to any person with respect to any such shares or

                                      A-13

     securities other than a payment to the registered holder thereof, and shall not be required to make any such  issuance,  delivery or payment unless and until the person otherwise  entitled to such issuance,  delivery or payment has paid to the Corporation the amount of any such tax or has  established, to the satisfaction of the  Corporation,  that such tax has been paid or is not payable.

          (b) Failure to  Designate  Stockholder  or Payee.  In the event that a holder  of  shares  of  Series A  Preferred  shall  not by  written  notice designate  the name to whom payment upon  redemption  of shares of Series A
     Preferred  should be made or the  address to which such  payment  should be sent,  the  Corporation  shall be entitled to register  such payment in the name of the holder of such  Series A  Preferred  as shown on the records of the  Corporation  and to send such  payment to the  address of such  holder shown on the records of the Corporation.